DEBENTUREHOLDERS AGREEMENT
                           --------------------------

         THIS DEBENTUREHOLDERS AGREEMENT (this "Debentureholders Agreement") is entered into as of December 20, 2002 by and among HALSEY DRUG CO., INC., a corporation organized and existing under the laws of the State of New York ("Halsey" or the "Company"), and each of the holders of the Company's 5% Convertible Senior Secured Debentures due March 31, 2006 listed on the signature page hereto.

         WHEREAS, Halsey is a party to a certain Debenture and Warrant Purchase Agreement dated as of March 10, 1998, as amended (the " 1998 Purchase Agreement"), with the persons listed on the signature pages thereto and pursuant to which the Company issued certain 5% Convertible Senior Secured Debentures due March 3 1, 2006 (the " 1998 Debentures"); and

         WHEREAS, Halsey entered into a certain Debenture and Warrant Purchase Agreement dated as of May 26, 1999, as amended (the "1999 Purchase Agreement"), with the persons listed on the signature pages thereto and pursuant to which the Company issued certain 5% Convertible Senior Secured Debentures due March 31, 2006 (the "1999 Debentures" and together with the 1998 Debentures, the "Existing Debentures"); and

         WHEREAS, the Company has concurrently herewith entered into a certain Debenture Purchase Agreement dated as of December 20, 2002 (the "2002 Purchase Agreement"; capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the 2002 Purchase Agreement) with Care Capital Investments II, LP, Essex Woodlands Health Ventures V, L.P. and those other persons listed on the signature pages thereto and pursuant to which the Company proposes to issue certain 5% Convertible Senior Secured Debentures due March 31, 2006 (the "2002 Debentures" and together with the Existing Debentures, the "Debentures"); and

         WHEREAS, it is a condition to the completion of the transactions contemplated pursuant to the 2002 Purchase Agreement that the Company shall have executed this Debentureholders Agreement providing that the approval of the holders of the Debentures shall be required as a condition to the Company's completion of certain material transactions; and

         WHEREAS, the Company and the holders of the Debentures desire to enter into this Agreement to provide for the approval rights of the holders of the Debentures as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Debentureholder Approval for Material Transactions.

               (a) Consent of Holders of 2002 Debentures. The Company hereby covenants and agrees, that so long as any of the 2002 Debentures remain outstanding, it will not, directly or indirectly, without the prior written consent of the holders of at least sixty-six and two-thirds percent (662,3%) in the aggregate principal amount of the 2002

         Debentures then outstanding, take, or permit to be taken, any of the following actions or complete, or permit to be taken, any of the following transactions:


                    (i) Any modification of the rights of the holders of the
               2002 Debentures;

                    (ii) Any issuance of securities, or the incurrence of
               indebtedness, by the Company or any Guarantor which rank senior or equal in right of payment to the 2002 Debentures;

                    (iii) Any declaration or payment of any dividends or
               distributions on, or redemptions of, any securities ranking junior in priority to the 2002 Debentures, other than dividends or distributions payable in the Company's capital stock or cash interest paid to individual investors in the Existing Debentures;

                    (iv) (A) A merger, reorganization, consolidation or other
               business combination involving the Company or any Guarantor, (B) a sale, transfer, lease, license or other disposition of all or substantially all of the assets of the Company or any Guarantor or (C) any other similar extraordinary transaction involving the Company or any Guarantor, in any single transaction or a series of related transactions (the "Extraordinary Transactions"), other than any such transaction where the cash, marketable securities and other liquid consideration received by the holders of the voting stock of the Company in such transaction is at least equal to four (4) times the then applicable conversion price of the 2002 Debentures;

                    (v) The liquidation, dissolution, commencement of any
               bankruptcy or other proceeding of the type referred to in Section 12.1(j) of the 2002 Purchase Agreement, recapitalization or reorganization of the Company (in each case whether or not they constitute transactions of the type referred to in Section 1(a)(vi) below); and

                    (vi) Without limiting the generality of Section 1 (a)(iv)
               above, the consummation of a strategic alliance, Extraordinary Transaction, licensing arrangement or other corporate partnering arrangement involving the issuance by the Company or any Guarantor of in excess of ten million dollars ($10,000,000) in equity securities of the Company or any Guarantor.

               (b) Consent of Holders of Debentures. Without limiting in any way the approval rights granted to the holders of the 2002 Debentures in
          Section 1(a) above, the Company hereby covenants and agrees, that so long as any of the Debentures remain outstanding, it will not, directly or indirectly, without the prior written consent of the holders of at least sixty-six and two-thirds percent (662/3%) in the aggregate principal amount of the Debentures then outstanding, take, or permit to be taken, any of the following actions or complete, or permit to be completed, any of the following transactions:

                    (i) Any amendment to the Company's Certificate of
               Incorporation;

                    (ii) Any declaration or payment of any dividends or
               distributions on, or redemptions of, the Company's capital stock, other than dividends or distributions payable in the Company's capital stock or cash interest paid to individual investors in the 2002 Debentures, the 1999 Debentures and the 1998 Debentures;

                    (iii) An Extraordinary Transaction; provided, however, that
               (I) for purposes of calculating the consent of at least sixty-six and two-thirds percent (662/3%) in the aggregate principal amount of the Debentures where the cash, marketable securities and other liquid consideration received by the holders of the voting stock of the Company in such Extraordinary Transaction is at least equal to four (4) times the then applicable conversion price of
               (a) the 2002 Debentures, the 2002 Debentures shall be excluded,
               (b) the 1999 Debentures, the 1999 Debentures shall be excluded, and (c) the 1998 Debentures, the 1998 Debentures shall be excluded; and (II) no prior approval or consent of the holders of the Debentures shall be required for any Extraordinary Transaction where the cash, marketable securities and other liquid consideration received by the holders of the voting stock of the Company in such Extraordinary Transaction is at least equal to four (4) times the then highest applicable conversion price of the Debentures;

                    (iv) The liquidation, dissolution, commencement of any
               bankruptcy or other proceeding of the type referred to in Section
               12. 1(j) of the 2002 Purchase Agreement, recapitalization or reorganization of the Company (in each case whether or not they constitute transactions of the type referred to in Section l(b)(vii) below);

                    (v) Except as otherwise waived, any issuance of the
               Company's securities which rank senior or equal in right of payment to the Existing Debentures;

                    (vi) Any increase in the number of members comprising the
               Company's Board of Directors above eleven (11); and

                    (vii) Without limiting the generality of Section 1(b)(iii)
               above, the consummation of a strategic alliance, Extraordinary Transaction, licensing arrangement or other corporate partnering arrangement involving the issuance by the Company of in excess of ten million dollars ($ 10,000,000) in equity securities of the Company or any Guarantor.

         2. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Debentureholders Agreement shall be effective against the Company or the holders of the Debentures unless such modification, amendment or waiver is approved in writing by the Company and the holders of not less than fifty-one percent (51%) of the aggregate principal amount of the Debentures then outstanding; provided that notwithstanding the foregoing, (a) the prior written consent of each holder of the 2002 Debentures will be required to amend any payment terms of the 2002 Debentures, (b) the prior written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) in the aggregate principal amount of the 2002 Debentures will be required to modify, amend or waive any provision of Sections 1(a), 2(a), 2(b) and 3 of this Debentureholders Agreement and (c) the prior written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) in the aggregate principal amount of the Debentures then outstanding will be required to modify, amend or waive any provision of Section 1 (b) of this Debentureholders Agreement. The failure of any party to enforce any of the provisions of this Debentureholders Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Debentureholders Agreement in accordance with its terms.

         3. Termination. This Debentureholders Agreement shall terminate on the earliest to occur of (a) mutual written agreement of the parties hereto and (b) the conversion of Debentures into the Company's Common Stock, or repayment of the Debentures with accrued and unpaid interest, or combination of the foregoing, such that the aggregate outstanding principal amount of the Debentures then outstanding is less than five million dollars ($5,000,000).

         4. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Debentureholders Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Debentureholders Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         5. Entire Agreement. Except as otherwise expressly set forth herein, this document, the 2002 Purchase Agreement, the 1998 Purchase Agreement, as amended pursuant to the Amendment to Debenture and Warrant Purchase Agreement dated of even date, and the 1999 Purchase Agreement, as amended pursuant to the Amendment to Debenture and Warrant Purchase Agreement dated of even date embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         6. Successors and Assigns. Except as otherwise provided herein, this Debentureholders Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, and the holders of the Debentures and any subsequent holders of the Debentures and the respective successors and assigns of each of them, so long as they hold the Debentures.

         7. Counterparts. This Debentureholders Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         8. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Debentureholders Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient accompanied by a certified or registered mailing. Such notices, demands or other communications will be sent to the address indicated below:

         To the Company:

                           Halsey Drug Co., Inc.
                           695 N. Perryville Road
                           Rockford, Illinois 61107
                           Attn:    President
                           Fax:     815-399-9710

         If to the holders of the Debentures:

                           To the address provided
                           on the signature pages to
                           the 1998 Purchase
                           Agreement, 1999 Purchase
                           Agreement and 2002
                           Purchase Agreement

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any such notice, demand or communication shall be deemed to have been given (a) on the date of delivery, if delivered personally, (a) on the date of facsimile transmission, receipt confirmed, (c) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery or (d) five business days after the date of mailing, if mailed.

         9. Governing Law. This Debentureholders Agreement shall be governed by, and construed in accordance with, the laws of the State of New York wherein the terms of this Debentureholder Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

         10. Jurisdiction. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or United States Federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising our of or relating to this Debentureholders Agreement to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such United States Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the right that any party may otherwise have to bring any action or proceeding relating to this Debentureholders Agreement in the courts of any other jurisdiction.

               (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or in relation to this Debentureholders Agreement to which it is a party in any such New York State or United States Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY 1N ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS DEBENTUREHOLDERS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have executed this Debentureholders Agreement as of the date first above written.

                                               HALSEY DRUG CO., INC.


                                               By: /s/ Peter A. Clemens
                                                  ------------------------------

                                               Name: Peter A. Clemens
                                                  ------------------------------
                                               Title: VP & CFO
                                                  ------------------------------



                              2002 DEBENTUREHOLDERS
                              ---------------------

GALEN PARTNERS III, L.P.                    GALEN PARTNERS INTERNATIONAL, III,
By:  Claudius, L.L.C., General Partner      L.P.
610 Fifth Avenue, 5th Fl.                   By:  Claudius, L.L.C., General Partner
New York, New York  10019                   610 Fifth Avenue, 5th Fl.
                                            New York, New York 10020

/s/ Srini Conjeevaram                       /s/ Srini Conjeevaram
------------------------------      -----------------------------------
By:  Srini Conjeevaram                      By:  Srini Conjeevaram
Its:  General Partner                       Its:  General Partner

GALEN EMPLOYEE FUND III, L.P.               ESSEX WOODLANDS HEALTH
By:  Wesson Enterprises, Inc.               VENTURES FUND V
610 Fifth Avenue, 5th Fl.                   190 South LaSalle Street, Suite 2800
New York, NY  10020                         Chicago, IL  60603

/s/ Bruce F. Wesson                         /s/ Immanuel Thangaraj
------------------------------      -----------------------------------
By:  Bruce F. Wesson                        By:  Immanuel Thangaraj
Its:  General Partner                       Its:  Managing Director

CARE CAPITAL LLC                            BERNARD SELZ
47 Hulfish Street, Suite 310                c/o Furman Selz
Princeton, NJ  08542                        230 Park Avenue
                                            New York, New York 10069

/s/ David R. Ramsay                         /s/ Bernard Selz
------------------------------      ----------------------------------
By:  David R. Ramsay
Its:  Partner

MICHAEL WEISBROT                            SUSAN WEISBROT
1136 Rock Creek Road                        1136 Rock Creek Road
Gladwyne, Pennsylvania  19035               Gladwyne, Pennsylvania  19035

/s/ Michael Weisbrot                        /s/ Susan Weisbrot
------------------------------      ----------------------------------

GREG WOOD                                   ROGER GRIGGS
c/o D.R. International                      c/o Tom Jennings
7674 No. Figueroa Street                    7300 Turfway Road
Los Angeles, California  90041              Suite 300
                                            Florence, KY 41042

/s/ Greg Wood                               /s/ Roger Griggs
------------------------------      ----------------------------------




                                      -7-



GEORGE E. BOUDREAU
222 Elbow Lane
Haverford, PA  19041

/s/ George E. Boudreau
------------------------------









                                      -8-



                            EXISTING DEBENTUREHOLDERS
                            -------------------------

ORACLE STRATEGIC PARTNERS, L.P.             GALEN PARTNERS INTERNATIONAL, III,
By:  Oracle Strategic Capital L.L.C.,       L.P.
General Partner                             By:  Claudius, L.L.C., General Partner
200 Greenwich Avenue, 3rd Floor             610 Fifth Avenue, 5th Fl.
Greenwich, CT  06820                        New York, New York 10020

/s/  Joel Liffmann                          /s/ Srini Conjeevaram
------------------------------              ----------------------------------
By:  Joel Liffmann                          By:  Srini Conjeevaram
Its:  Authorized Agent                      Its:  General Partner

GALEN EMPLOYEE FUND III, L.P.               GALEN PARTNERS INTERNATIONAL, III,
By:  Wesson Enterprises, Inc.               L.P.
610 Fifth Avenue, 5th Floor                 By:  Claudius, L.L.C., General Partner
New York, New York  10020                   610 Fifth Avenue, 5th Fl.
                                            New York, New York 10020

/s/ Bruce F. Wesson                         /s/ Srini Conjeevaram
------------------------------              ----------------------------------
By:  Bruce F. Wesson                        By:  Srini Conjeevaram
Its:  General Partner                       Its:  General Partner

ALAN SMITH                                  PATRICK COYNE
210 Bedlow Avenue                           800 Merion Square Road
Newport, Rhode Island  02840                Gladwyne, PA  19035

/s/ Alan smith                              /s/ Patrick Coyne
------------------------------              ----------------------------------

MICHAEL WEISBROT                            SUSAN WEISBROT
1136 Rock Creek Road                        1136 Rock Creek Road
Gladwyne, Pennsylvania  19035               Gladwyne, Pennsylvania  19035

/s/ Michael Weisbrot                        /s/ Susan Weisbrot
------------------------------              ----------------------------------

GREG WOOD                                   DENNIS ADAMS
c/o D.R. International                      120 Kynlyn Road
7674 No. Figueroa Street                    Radnor, Pennsylvania  19312
Los Angeles, California  90041

/s/ Greg Wood                               /s/ Dennis Adams
------------------------------              ----------------------------------




                                      -9-



BERNARD SELZ                                ROBERT W. BAIRD & CO., INC., TTEE
c/o Furman Selz                             FBO Michael K. Reicher IRA
230 Park Avenue                             c/o Halsey Drug Co., Inc.
New York, New York  10069                   695 North Perryville Rd.
                                            Crimson Building #2
                                            Rockford, Ill.  61107

/s/ Bernard Selz                            /s/ Robert W. Baird
------------------------------              ----------------------------------
                                            By:  Michael K. Reicher
                                            Its:  Trustee

MICHAEL REICHER                             PETER CLEMENS
c/o Halsey Drug Co., Inc.                   c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                    695 North Perryville Rd.
Crimson Building #2                         Crimson Building #2
Rockford, Ill.  61107                       Rockford, Ill.  61107

/s/ Michael Reicher                         /s/ Peter Clemens
------------------------------              ----------------------------------

CONNIE REICHER TRUST                        STEPHANIE HEITMEYER
c/o Halsey Drug Co., Inc.                   c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                    695 North Perryville Rd.
Crimson Building #2                         Crimson Building #2
Rockford, Ill.  61107                       Rockford, Ill.  61107

/s/ Connie Reicher                          /s/ Stephanie Heitmeyer
------------------------------              ----------------------------------
By:  Connie Reicher
Its:  Trustee

VARSHA H. SHAH                              HEMANT K. SHAH
29 Chrissy Drive                            29 Chrissy Drive
Warren, New Jersey  07059                   Warren, New Jersey  07059

/s/ Varsha H. Shah                          /s/ Hemant K. Shah
------------------------------              ----------------------------------

VARSHA H. SHAH AS CUSTODIAN                 VARSHA H. SHAH AS CUSTODIAN
FOR SACHIN H. SHAH                          FOR SUMEET H. SHAH
29 Chrissy Drive                            29 Chrissy Drive
Warren, New Jersey  07059                   Warren, New Jersey  07059

/s/ Varsha H. Shah                          /s/ Varsha H. Shah
------------------------------              ----------------------------------
By:  Varshah H. Shah                        By:  Varshah H. Shah
Its:  Custodian                             Its:  Custodian




                                      -10-



MICHAEL RAINISCH                            ILENE RAINISCH
c/o Alvin Rainisch                          c/o Alvin Rainisch
315 Devon Place                             315 Devon Place
Morganville, New Jersey  07751              Morganville, New Jersey  07751

/s/ Michael Rainisch                        /s/ Ilene Rainisch
------------------------------              ----------------------------------

KENNETH GIMBEL, IRA ACCOUNT                 KENNETH GIMBEL
FBO KENNETH GIMBEL                          2455 Montgomery Avenue
2455 Montgomery Avenue                      Highland Park, Ill.  60035
Highland Park, Ill.  60035

/s/ Kenneth Gimbel                          /s/ Kenneth Gimbel
------------------------------              ----------------------------------
By:  __________________________
Its:  Trustee

JESSICA K. CLEMENS                          JAKE P. CLEMENS
c/o Halsey Drug Co., Inc.                   c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                    695 North Perryville Rd.
Crimson Building #2                         Crimson Building #2
Rockford, Ill.  61107                       Rockford, Ill.  61107

/s/ Jessica K. Clemens                      /s/ Jake P. Clemens
------------------------------              ----------------------------------

BROOKE EMILY REICHER                        ALEX JOHN REICHER
c/o Halsey Drug Co., Inc.                   c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                    695 North Perryville Rd.
Crimson Building #2                         Crimson Building #2
Rockford, Ill.  61107                       Rockford, Ill.  61107

/s/ Brooke Emily Reicher                    /s/ Alex John Reicher
------------------------------              ----------------------------------

COURTNEY PAIGE REICHER                      DEANA REICHER
c/o Halsey Drug Co., Inc.                   c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                    695 North Perryville Rd.
Crimson Building #2                         Crimson Building #2
Rockford, Ill.  61107                       Rockford, Ill.  61107

/s/ Courtney Paige Reicher                  /s/ Deana Reicher
------------------------------              ----------------------------------




                                      -11-


MICHAEL K. REICHER II                        TODD ALLEN REICHER
c/o Halsey Drug Co., Inc.                    c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                     695 North Perryville Rd.
Crimson Building #2                          Crimson Building #2
Rockford, Ill.  61107                        Rockford, Ill.  61107

/s/ Michael K. Reicher                       /s/ Todd Allen Reicher
------------------------------              ----------------------------------

ROBERT W. BAIRD & CO., INC., TTEE           ROBERT W. BAIRD & CO., INC., TTEE
FBO Michael Reicher IRA                     FBO Connie Reicher IRA
c/o Halsey Drug Co., Inc.                   c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                    695 North Perryville Rd.
Crimson Building #2                         Crimson Building #2
Rockford, Ill.  61107                       Rockford, Ill.  61107

/s/ Robert W. Baird                         /s/ Robert W. Baird
------------------------------              ----------------------------------
By:  Robert W. Baird                        By:  Robert W. Baird
Its:  Trustee                               Its:  Trustee

MICHAEL REICHER TRUST
c/o Halsey Drug Co., Inc.
695 North Perryville Rd.
Crimson Building #2
Rockford, Ill.  61107

/s/ Michael K. Reicher
------------------------------
By:  Michael K. Reicher
Its:  Trustee
